Exhibit 99.1

1550 Peachtree Street, N.W.  Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	David Rubinger
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	david.rubinger@equifax.com

Equifax Reports Strong Revenue and Earnings in First Quarter of 2007,

Driven by Broad-based Growth across All Operating Segments

ATLANTA, April 23, 2007 — Equifax Inc. (NYSE: EFX) today reported first quarter of 2007 earnings. Revenue increased to $405.1 million, up 8 percent compared to the first quarter of 2006. Net income rose to $69.0 million, a 10 percent increase from the first quarter of 2006. Diluted earnings per share (“EPS”) grew to 54 cents, a 13 percent increase from the first quarter of 2006.

“Equifax achieved outstanding financial performance across all business units this quarter.  Our broad-based growth exemplifies our commitment to deliver shareholder value even in a changing economic landscape,” said Richard F. Smith, Equifax Chairman and Chief Executive Officer. “Our solid first quarter results lay the foundation for a strong performance in 2007. We also fulfilled an important strategic initiative with our agreement to acquire TALX Corporation, positioning Equifax for long-term sustainable growth in revenue and cash flow.”

First Quarter 2007 Highlights

•                  Solid double-digit revenue growth in three of four operating segments contributed to an 8 percent increase in revenue in the first quarter of 2007, when compared to the same period in 2006.

•                  Operating margin was strong at 28.9 percent compared to 29.2 percent in the first quarter of 2006.

•                  Operating income grew to $117.0 million, up 7 percent from the first quarter of 2006.  EBITDA, a non-GAAP financial measure, grew to $138.4 million, up 6 percent from the first quarter of 2006. See the reconciliations of non-GAAP financial measures attached to this earnings release for additional information.

•                  Total debt decreased $48.0 million to $455.9 million in the first quarter of 2007, a 10 percent decrease compared to fourth quarter of 2006.

•                  On February 14, 2007, we announced a definitive agreement to acquire TALX Corporation, a leading provider of payroll-related and human resources business process outsourcing services, for $1.4 billion, including debt that will be assumed. This acquisition is expected to be completed during the second quarter of 2007.

U.S. Consumer Information Solutions

Total revenue was $247.1 million in the first quarter of 2007, a 3 percent increase from the first quarter of 2006. Operating margin for U.S. Consumer Information Solutions was 41.2 percent in the first quarter of 2007 versus 41.5 percent in the first quarter of 2006.

•                  Online Consumer Information Solutions revenue was $162.1 million, up 5 percent compared to the first quarter of 2006.

•                  Mortgage Reporting Solutions revenue decreased to $17.5 million, down 13 percent compared to the first quarter of 2006.

•                  Credit Marketing Services revenue was $40.4 million, up 2 percent compared to the first quarter of 2006.

•                  Direct Marketing Services revenue was $27.1 million, up 5 percent compared to the first quarter of 2006.

International

Total revenue was $105.6 million in the first quarter of 2007, a 14 percent increase from the first quarter of 2006. In local currency, revenue was up 9 percent when compared to the same period in the prior year. Operating margin for International was 30.7 percent in the first quarter of 2007, up from 28.9 percent in the first quarter of 2006.

•                  Europe revenue was $42.2 million, up 21 percent compared to the first quarter of 2006. In local currency, revenue was up 9 percent when compared to the same period in the prior year.

•                  Latin America revenue was $39.6 million, up 13 percent compared to the first quarter of 2006. In local currency, revenue was up 12 percent when compared to the same period in the prior year.

•                  Canada Consumer revenue was $23.8 million, up 5 percent compared to the first quarter of 2006. In local currency, revenue was up 6 percent when compared to the same period in the prior year.

North America Personal Solutions

Total revenue rose to $38.0 million, a 24 percent increase from the first quarter of 2006. Operating margin was 16.5 percent, up from 2.9 percent in the first quarter of 2006.

North America Commercial Solutions

Total revenue rose to $14.4 million, a 41 percent increase from the first quarter of 2006. Operating margin was 9.4 percent, down from 12.2 percent in the first quarter of 2006.

About Equifax

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

Customers have trusted Equifax for over 100 years to deliver innovative solutions with the highest integrity and reliability.  Businesses – large and small – rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, and much more.  We empower individual consumers to manage their personal credit information, protect their identity and maximize their financial well-being.

Headquartered in Atlanta, Georgia, Equifax Inc. employs approximately 5,000 people in 14 countries throughout North America, Latin America and Europe. Equifax is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

www.equifax.com

Earnings Conference Call and Webcast

Equifax’s quarterly teleconference to discuss the first quarter earnings release will be held tomorrow, April 24, at 8:30 a.m. (EDT). The live audio Webcast of the speakers’ presentations will be available at www.equifax.com and a replay will be available at the same site shortly after the conclusion of the Webcast. This press release, the financial tables, as well as other supplemental information, are also available at that Web site.

Supplemental Financial Information and Non-GAAP Financial Measures

The Common Questions and Answers (Unaudited) (“Q&A”) that are a part of this press release include supplemental financial information which Equifax believes is useful to assess its operating performance. The following financial measures included herein or in the Q&A are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”): EBITDA, defined as operating income adding back depreciation and amortization expense, and diluted EPS, adjusted for acquisition-related amortization expense. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures and related notes are presented in the Q&A. This information can also be found under “Our Company/Investor Center/Non-GAAP/GAAP Financial Measures” on our Web site at www.equifax.com.  Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Caution Concerning Forward-Looking Statements

Statements in this press release that relate to Equifax’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. Those factors include, but are not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for Equifax’s products and services, our ability to develop new products and services, pricing and other competitive pressures, risks relating to illegal third party efforts to access data, risks associated with our ability to complete and integrate acquisitions and other investments, changes in laws and regulations governing our business, including federal or state responses to identity theft concerns, the outcome of pending litigation, the impact of tax audits by the IRS or other taxing authorities, and certain other factors discussed under the caption “Risk Factors” in the Management’s Discussion and Analysis section of Equifax’s Annual Report on Form 10-K for the year ended December 31, 2006, and in our other filings with the Securities and

Exchange Commission. Equifax assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

EQUIFAX

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
(In millions, except per share amounts)	2007	2006
	(Unaudited)
Operating revenue	$405.1	$374.0

Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	169.3	151.1
Selling, general and administrative expenses	97.4	92.6
Depreciation and amortization	21.4	21.1
Total operating expenses	288.1	264.8
Operating income	117.0	109.2
Interest expense	(7.4)	(7.9)
Minority interests in earnings, net of tax	(1.4)	(0.9)
Other income, net	0.2	0.5
Income before income taxes	108.4	100.9
Provision for income taxes	(39.4)	(38.0)
Net income	$69.0	$62.9

Basic earnings per common share	$0.55	$0.49

Weighted-average shares used in computing basic earnings per share	124.9	129.0

Diluted earnings per common share	$0.54	$0.48

Weighted-average shares used in computing diluted earnings per share	127.3	131.5

Dividends per common share	$0.04	$0.04

EQUIFAX

CONSOLIDATED BALANCE SHEETS

(In millions, except par values)	March 31, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$69.6	$67.8
Trade accounts receivable, net of allowance for doubtful accounts of $8.8 and $8.7 at March 31, 2007 and December 31, 2006, respectively	252.2	244.8
Prepaid expenses	31.8	21.5
Other current assets	19.0	11.1
Total current assets	372.6	345.2

Property and equipment:
Capitalized internal-use software and system costs	250.8	243.8
Data processing equipment and furniture	137.7	132.2
Land, buildings and improvements	29.6	29.7
Total property and equipment	418.1	405.7

Less accumulated depreciation and amortization	(255.7)	(243.8)

Total property and equipment, net	162.4	161.9

Goodwill	847.2	842.0
Indefinite-lived intangible assets	95.2	95.2
Purchased intangible assets, net	238.3	242.2
Prepaid pension asset	55.9	47.7
Other assets, net	60.3	56.4
Total assets	$1,831.9	$1,790.6

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt and current maturities	$307.0	$330.0
Accounts payable	21.4	23.5
Accrued expenses	59.5	62.0
Accrued salaries and bonuses	24.6	41.9
Deferred revenue	67.4	62.7
Income taxes payable	37.3	13.4
Other current liabilities	49.2	48.6
Total current liabilities	566.4	582.1

Long-term debt	148.9	173.9
Deferred income tax liabilities, net	67.6	70.8
Long-term pension and other postretirement benefit liabilities	60.1	65.3
Other long-term liabilities	61.3	60.4
Total liabilities	904.3	952.5

Shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 186.5 and 186.3 at March 31, 2007 and December 31, 2006, respectively; Outstanding shares - 125.0 and 124.7 at March 31, 2007 and December 31, 2006, respectively	233.1	232.9
Paid-in capital	625.2	609.2
Retained earnings	1,842.5	1,778.6
Accumulated other comprehensive loss	(224.3)	(232.2)
Treasury stock, at cost, 57.7 shares at March 31, 2007 and December 31, 2006	(1,491.3)	(1,490.9)
Stock held by employee benefits trusts, at cost, 3.8 and 3.9 shares at March 31, 2007 and December 31, 2006	(57.6)	(59.5)
Total shareholders' equity	927.6	838.1
Total liabilities and shareholders' equity	$1,831.9	$1,790.6

EQUIFAX

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(In millions)	2007	2006
	(Unaudited)
Operating activities:
Net income	$69.0	$62.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21.4	21.1
Stock-based compensation expense	4.0	4.2
Tax effects of stock-based compensation plans	1.8	2.9
Excess tax benefits from stock-based compensation plans	(1.7)	(2.8)
Deferred income taxes	(1.7)	(0.8)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(6.9)	(10.3)
Prepaid expenses and other current assets	(15.8)	(7.2)
Other assets	(10.7)	(10.0)
Current liabilities, excluding debt	6.8	19.1
Other long-term liabilities, excluding debt	(1.3)	(14.7)

Cash provided by operating activities	64.9	64.4

Investing activities:
Capital expenditures	(14.6)	(10.7)
Other	(3.9)	(0.1)

Cash used in investing activities	(18.5)	(10.8)

Financing activities:
Net short-term repayments	(23.0)	—
Net (repayments) borrowings under long-term revolving credit facilities	(25.0)	5.0
Treasury stock purchases	(0.4)	(46.2)
Dividends paid	(5.0)	(5.2)
Proceeds from exercise of stock options	6.5	8.9
Excess tax benefits from stock-based compensation plans	1.7	2.8
Other	0.1	0.2

Cash used in financing activities	(45.1)	(34.5)

Effect of foreign currency exchange rates on cash and cash equivalents	0.5	(0.2)

Increase in cash and cash equivalents	1.8	18.9

Cash and cash equivalents, beginning of period	67.8	37.5

Cash and cash equivalents, end of period	$69.6	$56.4

Common Questions & Answers (Unaudited)

(Dollars in millions)

1.	Can you provide a further analysis of operating revenue and operating income by operating segment?
Operating revenue and operating income consist of the following components:

	Three Months Ended March 31,
		% of		% of
(in millions)	2007	Revenue	2006*	Revenue	$ Change	% Change
Operating revenue:
U.S. Consumer Information Solutions	$247.1	61%	$240.6	64%	$6.5	3%
International	105.6	26%	92.6	25%	13.0	14%
North America Personal Solutions	38.0	9%	30.6	8%	7.4	24%
North America Commercial Solutions	14.4	4%	10.2	3%	4.2	41%
Total operating revenue	$405.1	100%	$374.0	100%	$31.1	8%

	Three Months Ended March 31,
		Operating		Operating
(in millions)	2007	Margin	2006*	Margin	$ Change	% Change
Operating income:
U.S. Consumer Information Solutions	$101.7	41.2%	$99.8	41.5%	$1.9	2%
International	32.4	30.7%	26.8	28.9%	5.6	21%
North America Personal Solutions	6.3	16.5%	0.9	2.9%	5.4	605%
North America Commercial Solutions	1.4	9.4%	1.2	12.2%	0.2	9%
General Corporate Expense	(24.8)	nm	(19.5)	nm	(5.3)	-27%
Total operating income	$117.0	28.9%	$109.2	29.2%	$7.8	7%

2.	Can you provide a further analysis of operating revenue in the product and services lines, or geographic regions within each operating segment?
Operating revenue consists of the following components:

	Three Months Ended March 31,
		% of		% of
(in millions)	2007	Revenue	2006*	Revenue	$ Change	% Change
Operating revenue:
Online Consumer Information Solutions	$162.1	40%	$154.9	41%	$7.2	5%
Mortgage Reporting Solutions	17.5	4%	20.1	5%	(2.6)	-13%
Credit Marketing Services	40.4	10%	39.7	11%	0.7	2%
Direct Marketing Services	27.1	7%	25.9	7%	1.2	5%
Total U.S. Consumer Information Solutions	247.1	61%	240.6	64%	6.5	3%
Europe	42.2	10%	34.9	9%	7.3	21%
Latin America	39.6	10%	35.0	9%	4.6	13%
Canada Consumer	23.8	6%	22.7	7%	1.1	5%
Total International	105.6	26%	92.6	25%	13.0	14%
North America Personal Solutions	38.0	9%	30.6	8%	7.4	24%
North America Commercial Solutions	14.4	4%	10.2	3%	4.2	41%
Total operating revenue	$405.1	100%	$374.0	100%	$31.1	8%

nm - not meaningful

* Effective January 1, 2007, we completed our organizational realignment which changed our operating segments. Therefore, the first quarter of 2006 financial results have been recast to be consistent with the 2007 presentation.

3.	What drove the fluctuation in the effective tax rate?

Our effective income tax rate was 36.3% for the three months ended March 31, 2007, down from 37.7% for the same period in 2006, due primarily to discrete items recorded in the quarter related to state and foreign taxes. We expect the full year rate for 2007 to be between 37% and 38%.

4.	Can you provide depreciation and amortization by segment?
Depreciation and amortization are as follows:

	Three Months Ended
	March 31,
	2007	2006
U.S. Consumer Information Solutions	$11.6	$11.7
International	4.8	4.8
North America Personal Solutions	0.9	0.8
North America Commercial Solutions	1.4	0.9
General Corporate Expense	2.7	2.9
Total depreciation and amortization	$21.4	$21.1

5.	What was the currency impact on the foreign operations?
The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended March 31, 2007
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada *	$(0.5)	-2%	$(0.1)	-2%
Europe	4.3	12%	1.1	13%
Latin America	0.5	1%	0.0	0%
	$4.3	1%	$1.0	1%

* Canada financial results are reported in both our North America Commercial Solutions and International operating segments.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(In millions, except per share amounts)

A.    Reconciliation of operating income to EBITDA (operating income adding back depreciation and amortization expense):

	Three Months Ended
	March 31, 2007	March 31, 2006	$ Change	% Change

Operating income	$117.0	$109.2	$7.8	7%

Depreciation and amortization expense	21.4	21.1	0.3	1%

EBITDA	$138.4	$130.3	$8.1	6%

B.     Reconciliation of net income to diluted EPS, adjusted for acquisition-related amortization expense:

	Three Months Ended
	March 31, 2007	March 31, 2006	$ Change	% Change

Net income	$69.0	$62.9	$6.1	10%

Acquisition-related amortization expense, net of tax	5.0	5.3	(0.3)	-6%

Net income, adjusted for acquisition-related amortization expense	$74.0	$68.2	$5.8	9%

Diluted EPS, adjusted for acquisition-related amortization expense	$0.58	$0.52	$0.06	12%

Weighted-average shares used in computing adjusted, diluted EPS	127.3	131.5

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

EBITDA – We calculate EBITDA by adding back depreciation and amortization expense to operating income. This financial measure is not prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) since it excludes depreciation and amortization expense, as well as interest expense, minority interest in earnings (net of tax), other income, net, and provision for income taxes from earnings. This non-GAAP financial measure should not be considered as an alternative to net income, operating income, operating margin, or cash provided by operating activities. Equifax’s definition of EBITDA may not be comparable with non-GAAP financial measures used by other companies.

Management believes that EBITDA is a useful supplemental measure to investors because it is consistent with how management evaluates the Company’s financial performance and is frequently used by securities analysts and other interested parties to evaluate companies in our industry. Additionally, management uses this measure as an important metric for forecasting and analyzing future periods, as well as evaluating future investing and financing decisions.

Diluted EPS, adjusted for acquisition-related amortization expense – We calculate this financial measure by excluding acquisition-related amortization expense, net of tax, from the determination of net income in the calculation of diluted EPS. This financial measure is not prepared in conformity with GAAP. This non-GAAP financial measure should not be considered as an alternative to diluted EPS, net income, operating income, operating margin, or cash provided by operating activities.

Management believes that this measure is useful because management excludes acquisition-related amortization expense when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquired amortizable intangible assets and not to the core operations of our businesses.